Exhibit 10.14

FORM OF ANTERO RESOURCES CORPORATION

LONG-TERM INCENTIVE PLAN

1.                                      Purpose.  The purpose of the Antero Resources Corporation Long-Term Incentive Plan (the “Plan”) is to provide a means through which Antero Resources Corporation, a Delaware corporation (the “Company”), and its Affiliates may attract and retain highly qualified persons to serve as Employees, Directors and Consultants of the Company and its Affiliates, and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain employed by, or continue providing services to, the Company and its Affiliates.  A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates.  Accordingly, the Plan provides for the granting of Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, Director or Consultant as determined by the Committee in its sole discretion.

2.                                      Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1:

(a)                                 “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)                                 “Award” means, individually or collectively, any grant of an Option, SAR, Restricted Stock, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest granted to a Participant under the Plan.

(c)                                  “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Bonus Stock” means an Award granted to an Eligible Person under Section 6(f).

(f)                                   “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events:

(i)                                     The acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any Person of 50% or more of either (x) the then-outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company or any of its Affiliates, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)                                  Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii)                               Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities that represent or are convertible into more than 50% of, respectively, the then-outstanding shares of common stock or common equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of members of the board of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of the members of the board of directors or other governing body of such entity to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                              Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to the Nonqualified Deferred Compensation Rules, then the transaction or event described in subsection (i), (ii), (iii) or (iv) above with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with the Nonqualified Deferred Compensation Rules.

(g)                                  “Code” means the Internal Revenue Code of 1986, as amended.  References in the Plan to a section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations thereunder.

(h)                                 “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Directors, each of whom shall be a Qualified Member (except to the extent administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code).

(i)                                     “Consultant” means any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

(j)                                    “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(d) of the Plan.

(k)                                 “Director” means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law and who is serving on the Board on the Effective Date, or is subsequently elected or appointed to the Board, and is not an Employee.

(l)                                     “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or to periodic payments on other specified equity securities of the Company or any Subsidiary or Affiliate; provided, however, that in no event shall a payment of cash or shares of Stock to the holder of a Restricted Stock Unit pursuant to Section 6(e)(ii) be considered a Dividend Equivalent.

(m)                             “Effective Date” means                  , 2013.

(n)                                 “Eligible Person” means any Employee, Director or Consultant.

(o)                                 “Employee” means any individual who is an employee of the Company or any Subsidiary.

(p)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.  References in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions thereto and rules thereunder.

(q)                                 “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is traded on a national securities exchange, the closing sales price of the Stock, as reported on the securities exchange composite tape on such date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over-the-counter, the average between the reported high and low bid and asked prices of the Stock on the most recent date on which the Stock was publicly traded; or (iii) in the event the Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules; provided, however, that for purposes of determining the Fair Market Value of a share of Stock on the first day on which trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the first purchase price reported on the securities exchange composite tape immediately following the IPO.

(r)                                    “Incentive Stock Option” or “ISO” means any Option intended to qualify as an incentive stock option that complies with the requirements of section 422 of the Code.

(s)                                   “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(t)                                    “IPO” means the initial public offering (within the meaning of Section 12(f)(1)(G) of the Exchange Act) of the Stock.

(u)                                 “Nonqualified Deferred Compensation Rules” means the rules set forth in section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

(v)                                 “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase shares of Stock at a specified price during specified time periods and includes both ISOs and Options that do not constitute ISOs.

(w)                               “Other Stock-Based Award” means a payment in the form of shares of Stock, an Award that is valued in whole or in part by reference to, or otherwise based on, shares of Stock, or another right to purchase shares of Stock, as part of a bonus, deferred compensation or other arrangement, granted to an Eligible Person under Section 6(h).

(x)                                 “Participant” means a Person who has been granted an Award under the Plan that remains outstanding, including a Person who is no longer an Eligible Person.

(y)                                 “Performance Award” means an Award granted to an Eligible Person under Section 8 that provides such Eligible Person with an opportunity to earn cash and/or shares of Stock if certain performance criteria are satisfied.

(z)                                  “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(aa)                          “Qualified Member” means a member of the Committee who is a “nonemployee director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Treasury Regulation Section 1.162-27 under section 162(m) of the Code).

(bb)                          “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d), that is subject to certain restrictions and to a risk of forfeiture.

(cc)                            “Restricted Stock Unit” means a right granted to an Eligible Person under Section 6(e) that, to the extent vested, entitles such Eligible Person to receive a share of Stock or the Fair Market Value of a share of Stock in cash or a combination thereof.

(dd)                          “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as such rule may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(ee)                            “Securities Act” means the Securities Act of 1933, as amended. References in the Plan to any section of the Securities Act shall be deemed to include any amendments and successor provisions thereto and the rules and regulations promulgated thereunder.

(ff)                              “Stock” means the Company’s common stock, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(gg)                            “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person under Section 6(c) entitling such Eligible Person to receive in Stock or, in the sole discretion of the Committee, cash, equal to the difference between the Fair Market Value of a share of Stock on the date of exercise and the grant price of the SAR, as determined by the Committee.

(hh)                          “Subsidiary” means, with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

3.                                      Administration.

(a)                                 Authority of the Committee.  The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.”  Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the type or types of Awards to be granted to an Eligible Person and the amount of cash and/or the number of shares of Stock that shall be the subject of each Award; (iv) determine the terms and provisions of each Award Agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of vesting or exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or who are Covered Employees receiving Awards that are intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code; (ix) subject to Section 10(c), terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.  Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of such necessity or desirability.  The determinations of the Committee on the matters referred to in this Section 3(a) shall be final, conclusive and binding on the Company, its Subsidiaries and Affiliates, the Participants and all other Persons having any interest therein.

(b)                                 Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended to constitute qualified

“performance-based compensation” within the meaning of section 162(m) of the Code, may be taken either (i) by a subcommittee, designated by the Committee, that is composed solely of two or more Qualified Members or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.  Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) or other Persons claiming rights from or through a Participant.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify.  Any delegation described in this Section 3(b) shall contain such limitations and restrictions as the Committee may provide and shall comply in all respects with the requirements of applicable law, including the Delaware General Corporation Law.  The Committee may appoint agents to assist it in administering the Plan.

(c)                                  Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and any officer or Employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be fully indemnified and held harmless by the Company with respect to any such action or determination.

(d)                                 No Repricing of Options or Stock Appreciation Rights. Other than pursuant to Section 9, neither the Board nor the Committee may provide for the repricing or exchange of underwater Options or SARs for cash consideration, other Awards, or Options or SARs with an exercise price that is less than the original exercise price of such underwater Options or SARs, unless such repricing or exchange receives the approval of a majority of the holders of the Stock.

4.                                      Stock Subject to Plan.

(a)                                 Overall Number of Shares Available for Delivery.  Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards

under the Plan shall not exceed                        shares.  Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year shall not exceed $         ; provided, however, that such limitation shall be $          in the first year a Person becomes a Director.

(b)                                 Application of Limitation to Grants of Awards.  Subject to Section 4(c), no Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)                                  Availability of Shares Not Issued under Awards.  Shares of Stock subject to an Award under the Plan that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock, (ii) shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to an Award and (iii) shares that were subject to an Option or an SAR and were not issued or delivered upon the net settlement or net exercise of such Option or SAR, shall be available again for issuance in connection with Awards under the Plan.  Shares of Stock that are surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award shall not be available again for issuance in connection with Awards under the Plan.

(d)                                 Share and Value Limitation on Awards.

(i)                                     The maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options may not exceed             shares.

(ii)                                  No Participant shall be granted, during any 12-month period, Options or Stock Appreciation Rights that the Committee intends to qualify as “performance-based compensation” under section 162(m) of the Code with respect to more than             shares of Stock in the aggregate or any other Awards with respect to more than                shares of Stock (in each case, subject to adjustment as provided in Section 9).

(iii)                               The maximum amount of cash compensation that may be paid under Awards that the Committee intends to qualify as “performance-based compensation” under section 162(m) of the Code granted to any single Covered Employee during any 12-month period may not exceed $               .

The limitations set forth in clauses (ii) and (iii) above are intended to permit certain Awards under the Plan for Covered Employees to constitute “performance-based” compensation for purposes of section 162(m) of the Code.

(e)                                  Stock Offered.  The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5.                                      Eligibility.  Awards may be granted under the Plan only to Persons who are Eligible Persons at the time of grant thereof.  An Award may be granted on more than one occasion to the same Person, subject to the limitations set forth in the Plan. The Plan is discretionary in nature, and the grant of Awards by the Committee is voluntary. The Committee’s selection of an eligible Employee, Consultant or Director to receive an Award in any year or at any time shall not require the Committee to select such Employee, Consultant or Director to receive an Award in any other year or at any other time. The Committee shall consider such factors as it deems pertinent in selecting Participants.

6.                                      Specific Terms of Awards.

(a)                                 General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify or to accelerate the terms of payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.

(b)                                 Options.  The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i)                                     Exercise Price.  Except as otherwise provided in Section 6(b)(ii), the price at which a share of Stock may be purchased upon the exercise of an Option (the “Exercise Price”) shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (A) the exercise price per share of the Stock under each Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Option is granted; and (B) the Exercise Price of each ISO shall not be less than the greater of (1) the par value per share of the Stock subject to such Option or (2) 100% of the Fair Market Value per share of the Stock subject to such Option as of the date of grant of such Option (or, in the case of an individual who owns (or is deemed to own pursuant to section 424(d) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, 110% of the Fair Market Value per share of the Stock subject to such Option on the date of grant of such Option).

(ii)                                  Time and Method of Exercise.  The Committee shall determine the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which the Exercise Price with respect to an Option may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d).  In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.  The Award Agreement governing each Option shall set forth the last date that the Option may be exercised (the “Option Expiration Date”), and, except with respect to an ISO, may provide (A) for the automatic exercise of such Option on the Option Expiration Date if the exercise price per share of the Stock under the Option is less than the Fair Market Value per share of the Stock on the Option Expiration Date and the Participant has not previously exercised such Option, or (B) that in the event trading in the Stock is prohibited by applicable law, the term of the Option shall automatically be extended until the date that is 30 days after such prohibition is lifted, to the extent that such extension does not cause the Participant to become subject to taxation under the Nonqualified Deferred Compensation Plan Rules.

(iii)                               ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of section 422 of the Code.  Except as otherwise provided in Section 9, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification.  ISOs shall not be granted more than 10 years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant in any calendar year may not (with respect to such Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time.  As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted.  Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)                                  Stock Appreciation Rights.  The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)                                     Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive with respect to each share of Stock subject thereto, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR, as determined by the Committee; provided, however, that the grant price per share of the Stock under each SAR shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the SAR is granted.

(ii)                                  Rights Related to Options.  An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender such Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6(c)(ii)(B).  That Option shall then cease to be exercisable to the extent surrendered.  SARs granted in connection with an Option shall be subject to the terms of the Award Agreement governing such Option, which shall comply with the following provisions in addition to those applicable to Options:

(A)                               An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(B)                               Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1)                                 the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of such SAR, by

(2)                                 the number of shares as to which such SAR has been exercised.

(iii)                               Right Without Option.  An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the SAR, which Award Agreement shall comply with the following provisions:

(A)                               Each Award Agreement shall state the total number of shares of Stock to which the SAR relates.

(B)                               Each Award Agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

(C)                               Each Award Agreement shall state the date at which the SARs shall expire if not previously exercised.

(D)                               Each SAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(1)                                 the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of such SAR from the Fair Market Value of a share of Stock on the date of exercise of such SAR, by

(2)                                 the number of shares as to which such SAR has been exercised.

(iv)                              Terms.  Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.  The Award Agreement governing each SAR shall set forth the last date that the SAR may be exercised (the “SAR Expiration Date”), and may provide (A) for the automatic exercise of such SAR on the SAR Expiration Date if the exercise price per share of the Stock under the SAR is less than the Fair Market Value per share of the Stock on the SAR Expiration Date and the Participant has not previously exercised such SAR, or (B) that in the event trading in the Stock is prohibited by applicable law, the term of the SAR shall automatically be extended until the date that is 30 days after such prohibition is lifted, to the extent that such extension does not cause the Participant to become subject to taxation under the Nonqualified Deferred Compensation Plan Rules.

(d)                                 Restricted Stock.  The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)                                     Grant and Restrictions.  Restricted Stock shall be subject to a substantial risk of forfeiture and such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.  During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)                                  Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificates, and the Committee may require that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii)                               Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules.  Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.  Notwithstanding anything to the contrary in this Section 6(d)(iii), any cash dividends and Stock dividends with respect to Restricted Stock that constitutes a Performance Award shall be withheld by the Company for a Participant’s account (and interest may, at the Committee’s discretion, be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee) and shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the vesting of such Restricted Stock and, if such Restricted Stock is forfeited, the Participant shall have no right to such dividends.

(e)                                  Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i)                                     Award and Restrictions.  Settlement of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant).  In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)                                  Payment of Dividends.  Unless otherwise determined by the Committee on the date of grant and specified in the applicable Award Agreement, upon the Company’s payment of a dividend on its outstanding Stock, the holder of a Restricted Stock Unit shall be entitled to either cash or shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, which cash or Stock may either be paid to such holder on the date the Company pays such dividends on its outstanding Stock or deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement.

(f)                                   Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus or to grant Stock in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock are exempt from liability under section 16(b) of the Exchange Act.  Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.  In the case of any grant of Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)                                  Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)                                 Other Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company.  The Committee shall determine the terms and conditions of such Other Stock-Based Awards.  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7.                                      Certain Provisions Applicable to Awards.

(a)                                 Termination of Employment.  Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the agreement controlling such Award.

(b)                                 Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under any other plan of the Company, or any of its Subsidiaries or Affiliates, or of any business entity to be acquired by the Company or any of its Subsidiaries or Affiliates, or any other right of a Participant to receive payment from the Company or any of its Subsidiaries.  Such additional, tandem and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for any other Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award; provided, however, that any such substitution or exchange shall not be considered a repricing of an Award for purposes of Section 3(d).  Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Subsidiaries, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the Exercise Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered.  Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(c)                                  Term of Awards.  Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(d)                                 Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules.  Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control).  Installment or deferred payments may be required by the Committee (subject to Section 10(c), including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the Nonqualified Deferred Compensation

Rules.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.  Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company and shall be made pursuant to the Nonqualified Deferred Compensation Rules.  The Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e)                                  Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant).  Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(f)                                   Restrictive Covenants.  Each Participant to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the granting of such Award, to comply with certain non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement applicable to such Award or otherwise applicable to the Participant (a “Restrictive Covenant Agreement”); provided, however, to the extent a legally binding right to an Award within the meaning of the Nonqualified Deferred Compensation Rules is created with respect to a Participant, such Restrictive Covenant Agreement must be entered into by such Participant within 30 days following the creation of such legally binding right.

8.                                      Performance Awards.

(a)                                 Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify under section 162(m) of the Code.

(b)                                 Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 8(b).

(i)                                     Performance Goals Generally.  The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b), which level may also be expressed in terms of a specified increase or decrease in the particular criteria compared to a past period.  Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.  The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)                                  Business and Individual Performance Criteria

(A)                               Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards:  (1) earnings per share; (2) increase in revenues; (3) cash flow; (4) cash flow from operations; (5) return on cash flow; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) earnings before or after either, or any combination of, interest, taxes, depreciation, depletion or amortization; (18) total stockholder return; (19) debt reduction; (20) market share; (21) change in the Fair Market Value of the Stock; (22) cost or expense management goals; (23) operational measures such as changes in proved reserves, production goals, drilling costs, lifting costs, exploration costs, environmental compliance, safety and accident rates, mix of oil and natural gas production or reserves; (24) finding and development costs; (25) recycling ratios; (26) reserve growth, additions or revisions; (27) captured prospects; (28) lease operating expense; (29) captured net risked resource potential; (30) acquisition cost efficiency; (31) acquisitions of oil and gas interests; (32) drillable prospects, capabilities and critical path items established; (33) third-party capital sourcing; (34) acquisitions of oil and gas interests; (35) reserve replacement ratios; (36) reserve replacement costs; (37) exploration successes; (38) operational downtime; (39) rig utilization; and (40) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(B)                               Individual Performance Criteria.  The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee.  If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

(iii)                               Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee.  Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv)                              Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards.  The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii).  The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v)                                 Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall certify the amount, if any, of (A) the Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant.  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)                                  Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to and final settlement of Performance Awards under Section 8(b), shall be certified in writing in the case of any Award intended to qualify under section 162(m) of the Code.  The Committee may not delegate any responsibility relating to such Performance Awards.

(d)                                 Status of Section 8(b) Awards under Section 162(m) of the Code.  It is the intent of the Company that Performance Awards under Section 8(b) granted to Persons who are designated by the Committee as likely to be Covered Employees within the meaning of section

162(m) of the Code shall, if so designated by the Committee, constitute qualified “performance-based compensation” within the meaning of section 162(m) of the Code.  Accordingly, the terms of Sections 8(b), (c) and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Eligible Person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a Person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year.  If any provision of the Plan or any agreement relating to such Performance Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.                                      Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)                                 Existence of Plans and Awards.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.  In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Plan Rules.

(b)                                 Subdivision or Consolidation of Shares.  The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)                                     If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) or in the event the Company distributes an extraordinary cash dividend the number of shares of Stock then-outstanding into a greater number of shares of Stock, then, as appropriate, (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)                                  If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then-outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock for the Plan or available in connection with Awards as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then-outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then-outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)                               Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments.  The Committee shall promptly provide each affected Participant with such notice.

(iv)                              Adjustments under Sections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.  No fractional interest shall be issued under the Plan on account of any such adjustments.

(c)                                  Corporate Recapitalization.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Section 4 shall be adjusted in a manner consistent with the recapitalization.

(d)                                 Additional Issuances.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(e)                                  Change in Control.  Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively “Grants”) held by any individual holder: (i) accelerate the time at which Grants then-outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of the Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(f) (the “Change in Control Price”) of the shares subject to such Grants over the Exercise Price(s) under such Grants for such shares (except that to the extent the Exercise Price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant), or (iii) make such adjustments to Grants then-outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then-outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of shares of Stock as to which an Option or SAR is exercisable (the “Total Shares”) or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), the number of shares of stock, other securities, cash or property to which the Total Consideration would have been entitled to in connection with the Change in Control (A) (in the case of Options), at an aggregate Exercise Price equal to the Exercise Price that would have been payable if the Total Shares had been purchased upon the exercise of the Grant immediately before the consummation of the Change in Control and (B) in the case of SARs, if the SARs had been exercised immediately before the occurrence of the Change in Control.  Notwithstanding the foregoing, with respect to a Change in Control that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard, the provisions in Section 9(b) above shall control to the extent they are in conflict with the discretionary provisions of this Section 9(e); provided, however, that nothing in this Section 9(e) or in Section 9(b) above shall be construed as providing any Participant or any beneficiary of an Award any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth in this Section 9(e) or in Section 9(b) above.

(f)                                   Change in Control Price.  The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows:  (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 9(f), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants.  In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(f) or in Section 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(g)                                  Impact of Corporate Events on Awards Generally.  In the event of a Change in Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof.  In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

10.                               General Provisions.

(a)                                 Transferability.

(i)                                     Permitted Transferees.  The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case, the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or Employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Options or SARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or SAR and transfers to other Permitted Transferees of the original holder.  Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).

(ii)                                  Qualified Domestic Relations Orders.  An Award that is an Option, Stock Appreciation Right, Restricted Stock Unit, Restricted Stock or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)                               Other Transfers.  Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards (other than ISOs) shall not be transferable other than by will or the laws of descent and distribution.

(iv)                              Effect of Transfer.  Following the transfer of any Award as contemplated by Sections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of the Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)                                 Procedures and Restrictions.  Any Participant desiring to transfer an Award as permitted under Sections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws.  The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi)                              Registration.  To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to the Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b)                                 Taxes.  The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the

Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.  Notwithstanding the foregoing, the Company and its Affiliates may, in its sole discretion and in satisfaction of the foregoing requirement, withhold or permit the Participant to elect to have the Company withhold a sufficient number of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or allow the surrender of shares of Stock by the Participant to the Company). The number of shares of Stock that may be so withheld or surrendered shall be limited to the number of shares of Stock that have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the applicable minimum statutory withholding rates for U.S. federal, state, local or non-U.S. income and social insurance taxes and payroll taxes, as determined by the Committee.

(c)                                  Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation or any amendment to Section 3(d), shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.  For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d)                                 Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Eligible Persons or Participants, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e)                                  Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f)                                   Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code.  Nothing contained in the Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, beneficiary or other Person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(g)                                  Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)                                 Severability.  If any provision of the Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.  If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code.  With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i)                                     Governing Law.  All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent  Delaware law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j)                                    Conditions to Delivery of Stock.  Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.  At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of Restricted Stock, a Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.  No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k)                                 Clawback.  The Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including without limitation the Dodd Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable Award Agreement.

(l)                                     Section 409A of the Code.  In the event that any Award granted pursuant to the Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such Award to comply with the Nonqualified Deferred Compensation Rules and such Award should be interpreted accordingly.  Notwithstanding anything in this Plan to the contrary, to the extent that the Committee determines that any Award under the Plan may be subject to the Nonqualified Deferred Compensation Rules, the Committee may, without a Participant’s consent, adopt such amendments to the Plan and the applicable Award Agreement or take any other actions (including amendments and actions with retroactive effect), that the Committee, in its sole discretion, determines are necessary or appropriate to preserve the intended tax treatment of the Award, including, without limitation, actions intended to (i) exempt such Award from the Nonqualified Deferred Compensation Rules, or (ii) comply with the requirements of the Nonqualified Deferred Compensation Rules; provided, however, that nothing in this Section 10(l) shall create any obligation on the part of the Company or any of its Affiliates to adopt any such amendment or take any other such action or any liability for any failure to do so. Notwithstanding anything herein to the contrary, in no event shall the Company or any of its Affiliates have any obligation to indemnify or otherwise compensate any Participant for any taxes or interest imposed under the Nonqualified Deferred Compensation Rules or similar provisions of state law.

(m)                             Plan Effective Date and Term.  The Plan was adopted by the Board on the Effective Date, and approved by the stockholders of the Company on                 , 2013 to be effective on the Effective Date.  No Awards may be granted under the Plan on and after              , 2023.